As filed with the Securities and Exchange Commission on February 11, 1997

                                       Registration No. 333-07255

                     POST EFFECTIVE AMENDMENT
                                TO
                             FORM S-8

     Registration Statement under the Securities Act of 1933


                  CHESAPEAKE ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)

             Oklahoma                           73-1395733
  (State or other jurisdiction                (I.R.S. Employer
of incorporation or organization)            Identification No.)

     6100 North Western Avenue
      Oklahoma City, Oklahoma                     73118
(Address of Principal Executive Offices)         (Zip Code)


                  CHESAPEAKE ENERGY CORPORATION
              SAVINGS AND INCENTIVE STOCK BONUS PLAN
                     (Full title of the plan)

     Aubrey K. McClendon                        Copies to:
  Chairman of the Board and
   Chief Executive Officer                 W. Chris Coleman, Esq.
 Chesapeake Energy Corporation                  McAfee & Taft
   6100 North Western Avenue              A Professional Corporation
 Oklahoma City, Oklahoma 73118                   Tenth Floor
  (Name and address of agent                Two Leadership Square
        for service)                    Oklahoma City, Oklahoma 73102

                           405/848-8000
  (Telephone number, including area code, of agent for service)
                 -------------------------------

     On December 31, 1996, Chesapeake Energy Corporation, a Delaware corporation, merged with and into its newly formed Oklahoma subsidiary, Chesapeake Oklahoma Corporation, the name of which has been changed to Chesapeake Energy Corporation as a result of the merger ("Chesapeake Oklahoma"). By this amendment, Chesapeake Oklahoma hereby adopts this registration statement, as well as the savings and incentive stock bonus plan which is the subject of this registration statement, as its own for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934. This adoption is made pursuant to rule 414(d) as promulgated under the Securities Act of 1933.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Oklahoma City, State of Oklahoma, on the 11th day of February, 1997.

                              CHESAPEAKE ENERGY CORPORATION

                              By AUBREY K. MCCLENDON
                                 Aubrey K. McClendon, Chairman of
                                 the Board and Chief Executive
                                 Officer


          Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on February 11, 1997.


AUBREY K. MCCLENDON                   TOM L. WARD
Aubrey K. McClendon, Chairman         Tom L. Ward, President, Chief
of the Board and Chief Execu-         Operating Officer (Principal
tive Officer (Principal               Operating Officer) and Director
Executive Officer) and Director

                                      RONALD A. LEFAIVE
                                      Ronald A. Lefaive, Controller
                                      (Principal Accounting Officer)
MARCUS C. ROWLAND
Marcus C. Rowland, Vice
President - Finance and Chief         BREENE M. KERR
Financial Officer (Principal          Breene M. Kerr, Director
Financial Officer)

                                      FREDERICK B. WHITTEMORE
E. F. HEIZER, JR.                     Frederick B. Whittemore, Director
E. F. Heizer, Jr., Director


SHANNON SELF
Shannon Self, Director


WALTER C. WILSON
Walter C. Wilson, Director